American Midstream Partners, LP

January 18, 2016

American Midstream Partners, LP
American Midstream GP, LLC
1400 16th Street, Suite 310
Denver, Colorado 80202

RE:	Registration Statement on Form S-8 relating to the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan

Ladies and Gentlemen:

I am the Senior Vice President and Chief Legal Officer, General Counsel and Corporate Secretary of American Midstream GP, LLC, a Delaware limited liability company (the “Company”) (which is general partner of American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”)), and I have acted as counsel to the Company and the Partnership in connection with the execution and filing of the Partnership’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), providing for the registration of 6,000,000 common units representing limited partner interests (the “Common Units”) issuable by the Company in connection with the Third Amended and Restated American Midstream GP, LLC Long-Term Incentive Plan (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Common Units.

As counsel, I have examined such matters of fact and questions of law as I considered appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. As to any facts material to my opinion, I have made no independent investigation of such facts and have relied, to the extent that I deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and the Partnership. I am opining herein as to the Delaware Revised Uniform Partnership Act (the “Delaware Act”) and express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, when the Common Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on the behalf of the recipient and have been issued by the Partnership against payment therefor in the circumstances contemplated by the Plan, assuming in each case that the individual grants or awards under the Plan are duly authorized by all necessary limited partnership action and duly granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the Common Units will be validly issued and, under the Delaware Act, the recipients of the Common Units will have no obligation to make further payments for the Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units or their status as limited partners of the Partnership and will have no personal liability for the obligations of the Partnership solely by reason of being limited partners of the Partnership.

1400 16th Street, Suite 310 ● Denver, Colorado 80202 ● Phone: 720-457-6060 ● Fax: 720-457-6040
www.americanmidstream.com

American Midstream Partners, LP
American Midstream GP, LLC
January 18, 2016

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. I consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ William B. Mathews

Senior Vice President and Chief Legal Officer,
General Counsel and Corporate Secretary
American Midstream GP, LLC, general partner of
American Midstream Partners, LP